Rule 424(b)(2)
			Registration No. 333-75723


PRICING SUPPLEMENT NO. 21 dated March 1, 2000
to Prospectus Supplement dated April 30, 1999
and Prospectus dated April 30, 1999

	 LEHMAN BROTHERS HOLDINGS INC.
        	  Medium-Term Notes, Series F
	      Due Nine Months or More From the Date of Issue
		(Floating Rate)

Cusip No.:  		52517PQU8

Principal Amount:  	$375,000,000

Price to Public:  		100.00%

Agent's Commission:  	0.200%

Original Issue Date:  	03/03/00

Initial Interest
Rate Per Annum:		1 month Libor, Telerate p. 3750, posted
			on 03/01/00

Spread:  		+0.25%

Index Maturity:  		Monthly

Interest Payment Period: 	Monthly

Interest Reset Period: 	Monthly

Interest Reset Dates: 	Same as interest payment dates.

Interest
Determination Dates:	Two London business days prior to each
			interest reset date.

Interest Payment Dates: 	Monthly on the 4th, commencing on 04/04/00,
subject to modified business day
convention.

Maturity Date: 		09/04/01

Authorized Denomination:	$1,000 or any larger whole multiple.

Lehman Brothers Holdings Inc.

By:/s/ Kathryn M. Bopp Flynn
Name: Kathryn M. Bopp Flynn
Title: Assistant Vice President